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                                                                EXHIBIT NO. 23.4

                 CONSENT OF INDEPENDENT REGISTERED ACCOUNTANTS

We consent to the use in this Registration Statement of Macquarie Infrastructure Assets Trust and Macquarie Infrastructure Assets LLC on Form S-1 of our report dated June 4, 2004 relating to the consolidated financial statements of Connect M1-A1 Holdings Limited and Subsidiary as of December 31, 2003 and March 31, 2003 and for the nine months ended December 31, 2003 and for the years ended March 31, 2003 and 2002, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                                /s/ Deloitte & Touche LLP

LONDON, ENGLAND
JUNE 7, 2004